UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Morgans Hotel Group Co.
(Exact name of registrant as specified in its charter)

Delaware	16-1736884
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

None.	None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-129277 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $.01 per share
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

Furnish the information required by Item 202 of Regulation S-K (§229.202 of this chapter) or Item 202 of Regulation S-B (§228.202 of this chapter), as applicable.

A description of the Common Stock to be registered hereunder is contained in the section entitled “Description of Capital Stock” in the registrant’s registration statement on Form S-1, as amended (File No. 333-129277) originally filed on October 27, 2005 under the Securities Act of 1933, as amended, which is incorporated herein by reference.

Item 2. Exhibits.

List below all exhibits filed as a part of the registration statement:

3.1           Amended and Restated Certificate of Incorporation of Morgans Hotel Group Co., incorporated by reference to Exhibit 3.1 to registrant’s registration statement on Form S-1, as amended (No. 333-129277).

3.2           By-laws of Morgans Hotel Group Co., incorporated by reference to Exhibit 3.2 to registrant’s registration statement on Form S-1, as amended (No. 333-129277).

4.1           Specimen Certificate of Common Stock of Morgans Hotel Group Co., incorporated by reference to Exhibit 4.1 to registrant’s registration statement on Form S-1, as amended (No. 333-129277).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)	Morgans Hotel Group Co.

Date	February 9, 2006

By	/s/ Marc Gordon
Marc Gordon
Chief Investment Officer and Executive Vice President of Capital Markets